Exhibit 99.1

Press Release

Clean Harbors Announces Third-Quarter 2018 Financial Results

•            Achieves 12% Revenue Increase to $843.2 Million on Veolia Acquisition, Pricing Initiatives and Safety-Kleen Growth

•            Reports Net Income of $31.1 Million, or $0.55 per Diluted Share; Adjusted EPS of $0.59 per Diluted Share

•            Generates Q3 Adjusted EBITDA of $141.3 Million, up 15% on Higher-Margin Waste Streams, Better Pricing and Strength Across Multiple Businesses

•            Increases Adjusted EBITDA Margin by 50 Basis Points

•            Raises Midpoint of 2018 Adjusted EBITDA Guidance

NORWELL, Mass. — October 31, 2018 — Clean Harbors, Inc. (“Clean Harbors”) (NYSE: CLH), the leading provider of environmental, energy and industrial services throughout North America, today announced financial results for the third quarter ended September 30, 2018.

“We reported our third consecutive quarter of profitable growth in 2018 and remain on track for a strong year,” said Alan S. McKim, Chairman, President and Chief Executive Officer. “We delivered revenue increases in each of our reporting segments by executing our growth strategy and capitalizing on favorable market trends.  Within Environmental Services, we collected increased volumes of higher-margin waste for our disposal network and generated robust growth within our regional structure, particularly in the Gulf and Midwest regions. The favorable pricing environment for Safety-Kleen, particularly within our base oil and blended products business, continued in the quarter. Profitability outpaced revenues in the quarter, as we leveraged our extensive network of assets to increase Adjusted EBITDA margin by 50 basis points from a year ago.”

Third-quarter revenues increased 12% to $843.2 million, compared with $755.8 million in the same period a year ago. Income from operations grew 38% to $65.7 million from $47.7 million in the third quarter of 2017.

Net income for the third quarter of 2018 was $31.1 million, or $0.55 per diluted share, which included an after-tax loss on the early extinguishment of debt of $1.7 million and a non-cash charge from tax-related valuation allowances in Canada of $0.5 million.  This compared with net income for the same period in 2017 of $12.1 million, or $0.21 per diluted share, which included an after-tax loss on the early extinguishment of debt of $1.1 million and a gain related to non-cash valuation allowances in Canada of $1.0 million.  Excluding these items, adjusted net income for the third quarter of 2018 was $33.3 million, or $0.59 per diluted share, compared with $12.2 million, or $0.21 per diluted share, in the same period in 2017.  Results for the third quarter of 2018 and 2017 both included pre-tax integration and severance costs of $1.5 million.

Adjusted EBITDA (see description below) in the third quarter of 2018 increased 15% to $141.3 million, compared with $123.0 million in the same period of 2017.

Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

“Within our disposal network, we continued to significantly improve our mix of waste streams with record drum volumes and an increase in high-value waste from our key verticals,” McKim said.  “Due to a high number of scheduled down days, incineration utilization was down to 84%, but we still achieved higher profitability year-over-year in our incineration network as a result of that improved mix of waste and pricing.  Another important driver within Environmental Services was growth across industrial, energy and field services.  Veolia’s U.S. Industrial Services business, which we acquired earlier this year, is performing on plan and remains an exciting addition for us.

“Within Safety-Kleen, we again achieved a double-digit percentage increase in profitability,” McKim said. “Based on the continued growth of the SK branch network and the effective management of the spread in our used motor oil business, Adjusted EBITDA margins increased 160 basis points to 26.4%. We topped more than 60 million gallons of waste oil collected in the quarter, with an average cost of zero. Our percentage of blended products was lower-than-expected at 25% of total gallons sold, however, our direct lubricant sales accounted for 6% of our total volumes, up from a year ago.”

Business Outlook and Financial Guidance

“We enter the final quarter of 2018 with momentum supported by an array of favorable market trends and internal initiatives that should benefit us in 2019 and beyond,” McKim said. “The chemical and manufacturing renaissance underway in the United States, which is being driven by the low cost of natural gas, should drive continued growth of high-value waste streams into our disposal network.  A focus by customers, as well as the Environmental Protection Agency (EPA), in addressing long-term environmental liabilities should generate large-scale waste project opportunities for us in the coming years.  Given the influence of the IMO 2020 Rule, we expect to see a ramp up in demand for our specialized industrial services, particularly within the refinery market. The addition of Veolia’s assets should amplify those growth prospects.

“We remain optimistic about our ability to continue to effectively manage the spread in our Safety-Kleen re-refinery business.  In addition, we believe that the value proposition for our direct lubricant sales remains compelling.  Overall, we continue to see a number of opportunities to drive profitable growth and enhance margins across our businesses through better pricing, cross-selling, higher utilization and cost controls.  We look forward to a strong conclusion to the year,” McKim said.

Based on its recent financial performance and current market conditions, Clean Harbors revised its full-year 2018 Adjusted EBITDA guidance to a range of $470 million to $490 million, compared with its prior range of $460 million to $490 million. On a GAAP basis, the Company’s revised guidance is based on projected 2018 net income in the range of $46 million to $59 million. A reconciliation of the Company’s Adjusted EBITDA guidance to net income guidance is included below. Clean Harbors also narrowed its adjusted free cash flow guidance range to $140 million to $160 million, compared with its prior range of $135 million to $165 million, which is based on projected 2018 net cash from operating activities in the range of $310 million to $350 million.

Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

Non-GAAP Results

Clean Harbors reports Adjusted EBITDA, which is a non-GAAP financial measure and should not be considered an alternative to net income (loss) or other measurements under generally accepted accounting principles (GAAP), but viewed only as a supplement to those measurements. Adjusted EBITDA is not calculated identically by all companies, and therefore the Company’s measurements of Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. Clean Harbors believes that Adjusted EBITDA provides additional useful information to investors since the Company’s loan covenants are based upon levels of Adjusted EBITDA achieved and management routinely evaluates the performance of its businesses based upon levels of Adjusted EBITDA. The Company defines Adjusted EBITDA in accordance with its existing credit agreement, as described in the following reconciliation showing the differences between reported net income and Adjusted EBITDA for the three and nine months ended September 30, 2018 and 2017 (in thousands):

	For the Three Months Ended:		For the Nine Months Ended:
	September 30, 2018	September 30, 2017	September 30, 2018	September 30, 2017

Net income	$31,089	$12,058	$49,205	$16,545
Accretion of environmental liabilities	2,450	2,347	7,328	7,053
Depreciation and amortization	73,082	72,989	220,686	216,932
Other expense, net	996	432	449	2,814
Loss on early extinguishment of debt	2,469	1,846	2,469	7,891
Loss (gain) on sale of business	—	77	—	(31,645)
Interest expense, net	19,916	20,675	60,955	65,743
Provision for income taxes	11,275	12,575	28,011	38,492
Adjusted EBITDA	$141,277	$122,999	$369,103	$323,825

This press release includes a discussion of net income and earnings per share adjusted for the loss on early extinguishment of debt, the loss (gain) on sale of business and the non-cash tax-related valuation allowances as identified in the reconciliations provided below. The Company believes that discussion of these additional non-GAAP measures provides investors with meaningful comparisons of current results to prior periods’ results by excluding items that the Company does not believe reflect its fundamental business performance. The following shows the difference between net income to adjusted net income, and earnings per share to adjusted earnings per share for the three and nine months ended September 30, 2018 and 2017 (in thousands, except per share amounts):

	For the Three Months Ended:		For the Nine Months Ended:
	September 30, 2018	September 30, 2017	September 30, 2018	September 30, 2017
Adjusted net income
Net income	$31,089	$12,058	$49,205	$16,545
Loss on early extinguishment of debt, net of tax	1,735	1,108	1,735	4,735
Loss (gain) on sale of business, net of tax	—	46	—	(18,467)
Tax-related valuation allowances	492	(1,011)	6,593	12,145
Adjusted net income	$33,316	$12,201	$57,533	$14,958

Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

Adjusted earnings per share
Earnings per share	$0.55	$0.21	$0.87	$0.29
Loss on early extinguishment of debt, net of tax	0.03	0.02	0.03	0.08
Loss (gain) on sale of business, net of tax	—	—	—	(0.32)
Tax-related valuation allowances	0.01	(0.02)	0.12	0.21
Adjusted earnings per share	$0.59	$0.21	$1.02	$0.26

Adjusted Free Cash Flow Reconciliation

Clean Harbors reports adjusted free cash flow, which it considers to be a measurement of liquidity that provides useful information to investors about our ability to generate cash. The Company defines adjusted free cash flow as net cash from operating activities excluding cash impacts of items derived from non-operating activities, such as taxes paid in connection with divestitures, less additions to property, plant and equipment plus proceeds from sale and disposal of fixed assets. Adjusted free cash flow should not be considered an alternative to net cash from operating activities or other measurements under GAAP. Adjusted free cash flow is not calculated identically by all companies, and therefore our measurements of adjusted free cash flow may not be comparable to similarly titled measures reported by other companies.

An itemized reconciliation between net cash from operating activities and adjusted free cash flow is as follows (in thousands):

	For the Three Months Ended:		For the Nine Months Ended:
	September 30, 2018	September 30, 2017	September 30, 2018	September 30, 2017
Adjusted free cash flow
Net cash from operating activities	$117,545	$104,538	$247,215	$221,469
Additions to property, plant and equipment	(56,583)	(38,994)	(150,722)	(127,736)
Proceeds from sale and disposal of fixed assets	3,470	3,254	6,111	5,375
Adjusted free cash flow	$64,432	$68,798	$102,604	$99,108

Adjusted EBITDA Guidance Reconciliation

An itemized reconciliation between projected net income and projected Adjusted EBITDA is as follows (in millions):

	For the Year Ending December 31, 2018
Projected GAAP net income	$46	to	$59
Adjustments:
Accretion of environmental liabilities	10	to	10
Depreciation and amortization	300	to	295
Loss on early extinguishment of debt	2	to	2
Interest expense, net	82	to	81
Provision for income taxes	30	to	43
Projected Adjusted EBITDA	$470	to	$490

Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

Adjusted Free Cash Flow Guidance Reconciliation

An itemized reconciliation between projected net cash from operating activities and projected adjusted free cash flow is as follows (in millions):

	For the Year Ending December 31, 2018
Projected net cash from operating activities	$310	to	$350
Additions to property, plant and equipment	(180)	to	(200)
Proceeds from sale and disposal of fixed assets	10	to	10
Projected adjusted free cash flow	$140	to	$160

Conference Call Information

Clean Harbors will conduct a conference call for investors today at 9:00 a.m. (ET) to discuss the information contained in this press release. During the call, management will discuss Clean Harbors’ financial results, business outlook and growth strategy. Investors who wish to listen to the webcast and view the accompanying slides should visit the Investor Relations section of the Company’s website at www.cleanharbors.com. The live call also can be accessed by dialing 201.689.8881 or 877.709.8155 prior to the start time. If you are unable to listen to the live conference call, the webcast will be archived on the Company’s website.

About Clean Harbors

Clean Harbors (NYSE: CLH) is North America’s leading provider of environmental, energy and industrial services. The Company serves a diverse customer base, including a majority of Fortune 500 companies. Its customer base spans a number of industries, including chemical, energy and manufacturing, as well as numerous government agencies. These customers rely on Clean Harbors to deliver a broad range of services such as end-to-end hazardous waste management, emergency spill response, industrial cleaning and maintenance, and recycling services. Through its Safety-Kleen subsidiary, Clean Harbors also is North America’s largest re-refiner and recycler of used oil and a leading provider of parts washers and environmental services to commercial, industrial and automotive customers. Founded in 1980 and based in Massachusetts, Clean Harbors operates throughout the United States, Canada, Mexico and Puerto Rico. For more information, visit www.cleanharbors.com.

Safe Harbor Statement

Any statements contained herein that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are generally identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “plans to,” “estimates,” “projects,” or similar expressions. Such statements may include, but are not limited to, statements about future financial and operating results, and other statements that are not historical facts. Such statements are based upon the beliefs and expectations of Clean Harbors’ management as of this date only and are subject to certain risks and uncertainties that could cause actual results to differ materially including, without limitation, those items identified as “risk factors” in Clean Harbors’ most recently filed Form 10-K and Form 10-Q. Therefore, readers are cautioned not to place undue reliance on these forward-looking statements. Clean Harbors undertakes no obligation to revise or publicly release the results of any revision to these forward-looking statements other than through its filings with the Securities and Exchange Commission, which may be viewed in the “Investors” section of Clean Harbors’ website at www.cleanharbors.com.

Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

Contacts:

Michael L. Battles	Jim Buckley
EVP and Chief Financial Officer	SVP Investor Relations
Clean Harbors, Inc.	Clean Harbors, Inc.
781.792.5100	781.792.5100
InvestorRelations@cleanharbors.com	Buckley.James@cleanharbors.com

Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

CLEAN HARBORS, INC. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

	For the Three Months Ended:		For the Nine Months Ended:
	September 30, 2018	September 30, 2017	September 30, 2018	September 30, 2017
Revenues	$843,181	$755,846	$2,442,099	$2,197,575
Cost of revenues (exclusive of items shown separately below)	580,685	519,595	1,710,694	1,535,983
Selling, general and administrative expenses	121,219	113,252	362,302	337,767
Accretion of environmental liabilities	2,450	2,347	7,328	7,053
Depreciation and amortization	73,082	72,989	220,686	216,932
Income from operations	65,745	47,663	141,089	99,840
Other expense, net	(996)	(432)	(449)	(2,814)
Loss on early extinguishment of debt	(2,469)	(1,846)	(2,469)	(7,891)
(Loss) gain on sale of business	—	(77)	—	31,645
Interest expense, net	(19,916)	(20,675)	(60,955)	(65,743)
Income before provision for income taxes	42,364	24,633	77,216	55,037
Provision for income taxes	11,275	12,575	28,011	38,492
Net income	$31,089	$12,058	$49,205	$16,545
Earnings per share:
Basic	$0.55	$0.21	$0.88	$0.29
Diluted	$0.55	$0.21	$0.87	$0.29

Shares used to compute earnings per share — Basic	56,059	57,033	56,222	57,149
Shares used to compute earnings per share — Diluted	56,291	57,195	56,360	57,280

Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

CLEAN HARBORS, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	September 30, 2018	December 31, 2017
Current assets:
Cash and cash equivalents	$215,497	$319,399
Short-term marketable securities	37,380	38,179
Accounts receivable, net	608,645	528,924
Unbilled accounts receivable	63,964	35,922
Deferred costs	19,849	20,445
Inventories and supplies	196,045	176,012
Prepaid expenses and other current assets	35,441	35,175
Total current assets	1,176,821	1,154,056
Property, plant and equipment, net	1,614,429	1,587,365
Other assets:
Goodwill	514,102	478,523
Permits and other intangibles, net	451,355	469,128
Other	17,622	17,498
Total other assets	983,079	965,149
Total assets	$3,774,329	$3,706,570
Current liabilities:
Current portion of long-term obligations	$7,535	$4,000
Accounts payable	248,405	224,231
Deferred revenue	65,172	67,822
Accrued expenses	229,932	187,982
Current portion of closure, post-closure and remedial liabilities	25,256	19,782
Total current liabilities	576,300	503,817
Other liabilities:
Closure and post-closure liabilities, less current portion	57,805	54,593
Remedial liabilities, less current portion	105,032	111,130
Long-term obligations, less current portion	1,616,156	1,625,537
Deferred taxes, unrecognized tax benefits and other long-term liabilities	221,712	223,291
Total other liabilities	2,000,705	2,014,551
Total stockholders’ equity, net	1,197,324	1,188,202
Total liabilities and stockholders’ equity	$3,774,329	$3,706,570

Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

CLEAN HARBORS, INC. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	For the Nine Months Ended:
	September 30, 2018	September 30, 2017
Cash flows from operating activities:
Net income	$49,205	$16,545
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	220,686	216,932
Allowance for doubtful accounts	6,869	5,635
Amortization of deferred financing costs and debt discount	2,841	2,562
Accretion of environmental liabilities	7,328	7,053
Changes in environmental liability estimates	(301)	(312)
Deferred income taxes	61	184
Stock-based compensation	10,726	9,212
Other expense, net	449	2,814
Gain on sale of business	—	(31,645)
Loss on early extinguishment of debt	2,469	7,891
Environmental expenditures	(7,238)	(10,078)
Changes in assets and liabilities, net of acquisitions
Accounts receivable and unbilled accounts receivable	(76,249)	(38,122)
Inventories and supplies	(20,534)	(4,975)
Other current assets	(523)	18,305
Accounts payable	22,041	(7,085)
Other current and long-term liabilities	29,385	26,553
Net cash from operating activities	247,215	221,469
Cash flows used in investing activities:
Additions to property, plant and equipment	(150,722)	(127,736)
Proceeds from sale and disposal of fixed assets	6,111	5,375
Acquisitions, net of cash acquired	(151,023)	(44,432)
Proceeds from sale of businesses, net of transactional costs	—	46,339
Additions to intangible assets, including costs to obtain or renew permits	(3,500)	(1,348)
Proceeds from sale of available-for-sale securities	20,123	376
Purchases of available-for-sale securities	(20,471)	—
Net cash used in investing activities	(299,482)	(121,426)
Cash flows used in financing activities:
Change in uncashed checks	(3,476)	(8,657)
Proceeds from exercise of stock options	—	46
Tax payments related to withholdings on vested restricted stock	(2,566)	(2,321)
Repurchases of common stock	(33,581)	(24,465)
Deferred financing costs paid	(3,938)	(5,746)
Premiums paid on early extinguishment of debt	(1,219)	(6,028)
Principal payment on debt	(403,884)	(401,000)
Issuance of senior secured notes, net of discount	348,250	399,000
Borrowing from revolving credit facility	50,000	—
Net cash used in financing activities	(50,414)	(49,171)
Effect of exchange rate change on cash	(1,221)	3,789
(Decrease) increase in cash and cash equivalents	(103,902)	54,661
Cash and cash equivalents, beginning of period	319,399	306,997
Cash and cash equivalents, end of period	$215,497	$361,658

Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

Supplemental information:
Cash payments for interest and income taxes:
Interest paid	$58,312	$67,550
Income taxes paid	16,071	14,321
Non-cash investing activities:
Property, plant and equipment accrued	13,834	14,509
Transfer of inventory to property, plant and equipment	—	12,641

Supplemental Segment Data (in thousands)

	For the Three Months Ended:
	September 30, 2018			September 30, 2017
Revenue	Third Party Revenues	Intersegment Revenues (Expense), net	Direct Revenues	Third Party Revenues	Intersegment Revenues (Expense), net	Direct Revenues
Environmental Services	$508,813	$34,167	$542,980	$440,163	$32,518	$472,681
Safety-Kleen	333,901	(33,016)	300,885	315,028	(31,754)	283,274
Corporate Items	467	(1,151)	(684)	655	(764)	(109)
Total	$843,181	$—	$843,181	$755,846	$—	$755,846

	For the Nine Months Ended:
	September 30, 2018			September 30, 2017
Revenue	Third Party Revenues	Intersegment Revenues (Expense), net	Direct Revenues	Third Party Revenues	Intersegment Revenues (Expense), net	Direct Revenues
Environmental Services	$1,468,417	$101,824	$1,570,241	$1,285,701	$97,466	$1,383,167
Safety-Kleen	972,534	(99,250)	873,284	910,885	(95,461)	815,424
Corporate Items	1,148	(2,574)	(1,426)	989	(2,005)	(1,016)
Total	$2,442,099	$—	$2,442,099	$2,197,575	$—	$2,197,575

	For the Three Months Ended:		For the Nine Months Ended:
Adjusted EBITDA	September 30, 2018	September 30, 2017	September 30, 2018	September 30, 2017

Environmental Services	$102,419	$86,505	$273,035	$241,527
Safety-Kleen	79,502	70,305	214,455	182,954
Corporate Items	(40,644)	(33,811)	(118,387)	(100,656)
Total	$141,277	$122,999	$369,103	$323,825

Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com